                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 28th day of March, 2000 by and among 1st ATLANTIC GUARANTY CORPORATION, a Maryland corporation ("Buyer"), SBM CERTIFICATE COMPANY, a Minnesota corporation (the "Company"), and ARM FINANCIAL GROUP, INC., a Delaware corporation (the "Shareholder"), which is the sole shareholder of the Company.

                                   WITNESSETH:

     WHEREAS, Shareholder owns all of the issued and outstanding shares of capital stock of the Company and Shareholder desires to sell and convey to Buyer, and Buyer desires to purchase from Shareholder, all of the outstanding capital stock of the Company;

     NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:


                                   ARTICLE I.

                                PURCHASE AND SALE

     1.1  PURCHASE OF STOCK; MINIMUM SHAREHOLDERS' EQUITY.

          (a) On the Closing Date (as defined in paragraph 7.1 below), Buyer agrees to purchase from Shareholder, and Shareholder agrees to sell to Buyer, all of the issued and outstanding shares of common stock, par value $1.00 per share, of the Company (the "Company Shares") owned by Shareholder for a total cash Consideration of SIX HUNDRED FIFTY THOUSAND and 00/100 DOLLARS ($650,000.00), less the amount, if any, of reduction of Consideration provided in Section 5.8 hereof (the "Purchase Price"). Immediately prior to the Closing, the Company shall dividend to Shareholder an amount equal to Net Shareholders' Equity (as defined below) LESS (i) $250,000.00 and (ii) estimated "deferred acquisition costs", net of income taxes ("DAC") as of the Closing Date (the "Dividend"); said dividend to be in the form of (1) a transfer in kind of the securities listed in SCHEDULE 1.1(a) (the "Securities") and (2) to the extent the market value of the Securities as of March 3l, 2000 is less than the Approximate Shareholders' Equity (as defined below), an amount equal to such shortfall in immediately available funds.

          (b) "Net Shareholders' Equity" shall mean the shareholders' equity of the Company, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") as of the Closing Date if the Closing Date is a month end, or if the Closing Date is not a month end, then the previous month end shareholders' equity.

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

         (c) [RESERVED]

         (d) For purposes of the Dividend to be paid, Shareholder will provide Buyer at least 15 days prior to the Closing Date with a reasonable estimate of shareholders' equity, net of estimated deferred acquisition costs, as of the Closing Date, and Company shall dividend, for purposes of Section 1.1(a) above, an amount equal to estimated shareholders' equity, net of estimated DAC, less TWO Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the "Approximate Shareholders' Equity"). On or before sixty (60) days following the Closing Date, Shareholder will provide Buyer with a final balance sheet, prepared in accordance with GAAP, reflecting actual Shareholders' Equity as of the Closing Date if the Closing Date is a month end, or if the Closing Date is not a month end, then as of the previous month end (the "Final Balance Sheet"). If the actual Shareholders' Equity less actual DAC minus Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (collectively, "Final Shareholders' Equity) is less than the Approximate Shareholders' Equity, then Buyer shall have the right to collect from the Escrow Consideration (as defined below) an amount equal to the Approximate Shareholders' Equity minus the Final Shareholders' Equity. If the Final Shareholders' Equity is more than the Approximate Shareholders' Equity, then Buyer, within five (5) business days shall transfer to Shareholder, in immediately available funds, an amount equal to Final Shareholders' Equity minus Approximate Shareholders' Equity.

         (e) Upon delivery by Shareholder to Buyer of the Final Balance Sheet, Shareholder and Company shall settle the intercompany accounts and transactions consistent with past practices. To the extent such settlement provides a net amount owed by Shareholder to Company, Buyer shall be distributed such net amount owed out of the Escrow Consideration. To the extent such settlement provides a net amount owed by Company to Shareholder, Buyer and/or Company shall pay to Shareholder, within five (5) business days, such net amount in immediately available funds.

     1.2 ESCROW CONSIDERATION. An amount equal to the Purchase Price less Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the "Escrow Consideration") shall be placed in escrow pursuant to the provisions of Paragraph 5.9 hereof to be held for a period of 18 months as security for indemnification obligations of Shareholder under this Agreement.

     1.3 DEPOSIT. Buyer has posted a purchase price deposit in the amount of $100,000.00 (the "Deposit") with DuFour & Kohlhoss, Chartered ("Escrow Agent") which shall be applied to the payment of the Escrow Consideration at Closing. Shareholder has received evidence of the Deposit from the Escrow Agent.

                                  ARTICLE II.

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                                   SHAREHOLDER

     (A) REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER

     Each of the Company and the Shareholder, jointly and severally, represent and warrant that

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all of the following representations and warranties with respect to the Company and its business and operations set forth in this Article II are true and correct in all material respects on the date hereof and will be true and correct in all material respects at the time of the Closing.

     2.1 AUTHORIZATION. Subject to the entry and effectiveness of the order of the Bankruptcy Court in substantially the form of EXHIBIT "A" hereto (the "Section 363/365 Order"), this Agreement has been duly executed and delivered by the Company and the Shareholder and constitutes the valid and binding obligation of each such party, enforceable against each such party in accordance with its terms.

     2.2 ORGANIZATION, EXISTENCE AND GOOD STANDING OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with all requisite power to carry on its business as now being conducted. Set forth on SCHEDULE 2.2 is a list of the jurisdictions in which the Company is qualified or licensed to do business as a foreign corporation. True, complete and correct copies of (i) the Articles of Incorporation of the Company and (ii) the By-laws of the Company are attached hereto on SCHEDULE 2.2, (the "Charter Documents"). The minute books of the Company have been made available to Buyer and, except as set forth on SCHEDULE 2.2, are correct and complete in all material respects.

     2.3 CAPITAL STOCK OF THE COMPANY.

          (a) The Company's authorized capital stock consists of one million (1,000,000) shares of common stock, $1.00 par value per share, of which two hundred fifty thousand (250,000) shares are issued and outstanding, all of which are owned of record by Shareholder. All of the Company Shares have been validly issued and are fully paid and nonassessable and no holder thereof is entitled to any preemptive rights (except any statutory preemptive rights, which the Shareholder hereby waives). There are no outstanding conversion or exchange rights, subscriptions, options, warrants or other arrangements or commitments obligating the Company to issue any shares of capital stock or other securities or to purchase, redeem or otherwise acquire any shares of capital stock or other securities, or to pay any dividend or make any distribution in respect thereof.

          (b) The Shareholder (i) owns of record and beneficially and has good and marketable title to the Company Shares, free and clear of any and all liens, mortgages, security interests, encumbrances, pledges, charges, adverse claims, options, buy-sell agreements, right of first refusal agreements, property settlement agreements, rights or restrictions of any character whatsoever other than standard state and federal securities law private offering legends and restrictions (collectively, "Liens"), and (ii) has the right to vote the Company Shares on any matters as to which any shares of the Company common stock are entitled to be voted under the laws of the State of Minnesota and the Company's Charter Documents, free of any right of any other person.

     2.4 SUBSIDIARIES. The Company does not presently own, of record or beneficially, or control directly or indirectly, 80% or more of the (i) capital stock, securities convertible into capital stock or (ii) other equity or membership interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture or partnership.

     2.5 FINANCIAL STATEMENTS.

          (a) The Company has previously furnished to Buyer the balance sheet of the Company as of December 31, 1999 and the related statements of operations, shareholder equity and cash flows for the three (3) fiscal years then ended, as audited by Ernst & Young, certified public accountants (collectively, the "Financial Statements"). The Financial Statements present fairly the financial position and results of operations of the Company as of the indicated dates and for the indicated periods and have been prepared in accordance with GAAP except as disclosed on SCHEDULE 2.5.

          (b) Except to the extent reflected in the December 31, 1999 balance sheet included in the Financial Statements or as disclosed on SCHEDULE 2.5, the Company has no liabilities or obligations required to be reflected in the Financial Statements (or the notes thereto) in accordance with GAAP other than liabilities incurred in the ordinary course of business, consistent with past practice, subsequent to December 31, 1999.

     2.6 PERMITS AND INTANGIBLES. The Company holds all material licenses, franchises, permits and other governmental authorizations necessary to conduct its business as it is currently conducted (the "Material Permits").

     2.7 TAX MATTERS.

               The Company has filed all income tax returns required to be filed by the Company and all returns, reports and forms of other Taxes (as defined below) required to be filed by the Company and has paid or provided for all Taxes shown to be due on such returns and all such returns are correct and complete in all material respects. Except as set forth on SCHEDULE 2.7, (i) no action or proceeding for the assessment or collection of any Taxes is pending against the Company and no notice of any claim for Taxes, whether pending or threatened, has been received; (ii) no deficiency, assessment or other formal claim for any Taxes has been asserted or made against the Company that has not been fully paid or finally settled; and (iii) no issue has been formally raised by any taxing authority in connection with an audit or examination of any return of Taxes. No federal, state or foreign income tax returns of the Company have been examined, and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for such Taxes for any period. All Taxes that the Company has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority. For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, excise, property, withholding, sales and franchise taxes, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and including any interest, penalties or additions attributable thereto.

2.8  ASSETS AND PROPERTIES.

     (a) REAL PROPERTY. The Company does not own or hold any interest in real property.

     (b) REAL PROPERTY LEASES. The Company is not a party to any lease of any real property.

2.9  [RESERVED]

   2.10 CONTRACTS. Set forth on SCHEDULE 2.10 is a listing of all material contracts, agreements, arrangements and commitments (whether oral or written) to which the Company is a party or by which its assets or business are bound (other than the contracts represented by its outstanding Face Amount Certificates).

   2.11 NO VIOLATIONS. Subject to the entry and effectiveness of the Section 363/365 Order, neither the execution, delivery and performance of this Agreement by the Company and the Shareholder nor the consummation of the transactions contemplated hereby will (i) violate any provision of any Charter Document, or (ii) violate, in any material respect, any statute, rule, regulation, order or decree of any public body or authority by which the Company or the Shareholder or its respective properties or assets are bound.

   2.12 CONSENTS. Except as set forth in SCHEDULE 2.12, and upon entry of the Section 363/365 Order, no consent, approval, notice to, registration or filing with, authorization or order of, any court or governmental authority, under any contract or other agreement or commitment to which the Company or Shareholder is a party or by which its respective assets are bound, is required as a result of or in connection with the execution or delivery of this Agreement, and the other agreements and documents to be executed by the Company and Shareholder or the consummation by the Company and Shareholder of the transactions contemplated hereby.

   2.13 LITIGATION AND RELATED MATTERS. Set forth on SCHEDULE 2.13 is a list of all actions, suits, proceedings, investigations or grievances pending against the Company or, to the best knowledge of the Company and the Shareholder, threatened against the Company, the business or any property or rights of the Company, at law or in equity, before or by any arbitration board or panel, court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Agencies"). None of the actions, suits, proceedings or investigations listed on SCHEDULE 2.13 would, if adversely determined (i) have a material adverse effect on the Company or (ii) affect the right or ability of the Company to carry on its business substantially as now conducted. The Company is not subject to any continuing court or Agency order, writ, injunction or decree applicable specifically to its business, operations or assets or its employees, nor is the Company in default with respect to any order, writ, injunction or decree of any court or Agency with respect to its assets, business, operations or employees. SCHEDULE 2.13 lists all actions, suits or proceedings filed by or against the Company since December 31, 1997. The

Company has not during the last two (2) years been required to make any indemnification payment as a result of any actual or alleged act or omission of the Company or any person under its control.

   2.14 COMPLIANCE WITH LAWS. (a) The Company is in compliance with all applicable laws, regulations (including federal, state and local procurement regulations), orders, judgments and decrees except where the failure to so comply would not have a material adverse effect on the Company or its business.

       (b) The Company is a registered Investment Company under the Investment Company Act of 1940, as amended (the "1940 Act") and is in compliance with all provisions of the 1940 Act and the rules promulgated thereunder as applicable to issuers of a "face amount certificate" as that term is defined in the 1940 Act, except where the failure to so comply would not have a material adverse effect on the Company or its business.

       (c) The Company publicly offers and sells face amount certificates which are registered under the Securities Act of 1933, as amended (the "1933 Act"). Currently the only registration statement maintained by the Company under the 1933 Act is its Form S-1 Registration Statement No. 33-38066 (the "Registration Statement") with respect to its Series 503 Certificates. The Registration Statement, including the Prospectus which is a part thereof, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. There are no stop order or similar proceedings pending or threatened against the Company with respect to the Registration Statement.

       (d) The Company has filed all periodic reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules promulgated thereunder, except where the failure to so comply would not have a material adverse effect on the Company or its business.

       (e) The Company is in compliance with all state securities laws applicable to the offer and sale of its face amount certificates, except where the failure to so comply would not have a material adverse effect on the Company or its business.

   2.15 YEAR 2000 REPROGRAMMING. Except as disclosed in writing to Buyer, none of the (A) computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems and (B) equipment containing embedded microchips (including systems and equipment supplied by others) used or relied on by the Company in the conduct of its business has malfunctioned or, based on the Company's reasonable inquiry is expected to malfunction, cease to function, generate incorrect data or produce incorrect results when processing, providing or receiving date-related data from, into and between the year 1999 and earlier, and the year 2000 and thereafter, or date-related data in connection with any valid data in the twentieth and twenty-first centuries.

   2.16 EMPLOYEES AND EMPLOYEE BENEFIT PLANS. The Company has no employees or employee benefit Plans.

   2.17 OFFICERS AND DIRECTORS. Set forth on SCHEDULE 2.17 is a list of the current officers and directors of the Company.

   2.18 BANK ACCOUNTS AND POWERS OF ATTORNEY. SCHEDULE 2.18 sets forth each bank, savings institution and other financial institution with which the Company has an account or safe deposit box, letter of credit, line of credit or other financial agreement, arrangement or obligation and the names of all persons authorized to draw thereon or to have access thereto. Each person holding a power of attorney or similar grant of authority on behalf of the Company is identified on SCHEDULE 2.18. Except as disclosed on SCHEDULE 2.18,
(i) the Company has not given any revocable or irrevocable powers of attorney to any person, firm, corporation or organization relating to its business for any purpose whatsoever, and (ii) the Company has canceled any and all credit, debit, gas and other cards issued to or otherwise payable by the Company effective prior to the Closing and all amounts due thereunder have been fully paid and discharged. SCHEDULE 2.18 identifies all agreements with First National Bank of Minneapolis regarding custodial accounts or other custodial arrangements.

   2.19 DISCLOSURE. All written agreements, lists, schedules, instruments, exhibits, documents, certificates, reports, statements and other writings furnished to Buyer pursuant hereto or in connection with this Agreement or the transactions contemplated hereby are and will be complete and accurate in all material respects. No representation or warranty by the Shareholder and the Company contained in this Agreement, in the schedules attached hereto or in any certificate furnished or to be furnished by the Shareholder or the Company to Buyer in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to the Shareholder that has specific application to the Shareholder or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as the Shareholder can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or any schedule hereto.


     (B)  REPRESENTATION AND WARRANTY OF SHAREHOLDER


     The Shareholder represents and warrants that the representation and warranty in Section 2.20 is true and correct in all material respects as of the date hereof, and will be true and correct in all material respects at the time of the Closing.


   2.20 ABSENCE OF CLAIMS AGAINST THE COMPANY. The Shareholder does not have any claims against the Company other than as disclosed herein, including without limitation, final settlement of intercompany accounts and transactions consistent with past practices.

                                  ARTICLE III.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company and Shareholder that all of the following representations and warranties with respect to Buyer are true and correct as of the date hereof, and will be true and correct in all material respects at the time of the Closing in all material respects.


   3.1 ORGANIZATION and AUTHORIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer has all requisite corporate power, capacity and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby. The execution and delivery of this Agreement and such other agreements and documents by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by Buyer and no other corporate action on the part of Buyer is necessary to authorize the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and is the legal valid and binding obligation of Buyer, enforceable in accordance with its terms.

     3.2 NO VIOLATIONS. The execution and delivery of this Agreement and the other agreements and documents contemplated hereby by Buyer and the consummation of the transactions contemplated hereby will not (a) violate any provision of the articles of incorporation or bylaws of Buyer (b) violate any statute, rule, regulation, order or decree of any public body or authority by which Buyer or its properties or assets are bound, or (c) result in a violation or breach of, or constitute a default under or result in the creation of any encumbrance upon, or create any rights of termination, cancellation or acceleration in any person with respect to any agreement, contract, indenture, mortgage or instrument to which Buyer is a party or any of its properties or assets is bound.

     3.3 CONSENTS. No consent, approval or other authorization of any governmental authority or third party is required as a result of or in connection with the execution and delivery of this Agreement and the other agreements and documents to be executed by Buyer or the consummation by Buyer of the transactions contemplated hereby.

     3.4 FINANCIAL STATEMENTS. Buyer has previously furnished to Shareholder the balance sheet of Buyer as of September 30, 1998 and September 30, 1999 and the related statements of operations, shareholder's equity and cash flows for the fiscal years then ended (collectively, the "Buyer Financial Statements"). The Buyer Financial Statements present fairly the financial position and results of operations of Buyer as of the indicated dates and for the indicated periods and have been prepared in accordance with GAAP except as disclosed on SCHEDULE 3.4.

     3.5 FINANCING. As of the Closing, Buyer will have, sufficient funds to consummate the transactions contemplated hereby, including, without limitation, payment of the Purchased Price.

                                  ARTICLE IV.
                            COVENANTS OF THE PARTIES

     4.1 COURSE OF CONDUCT BY THE COMPANY. From the date hereof through and until the Closing Date, except as approved in writing by Buyer or as otherwise permitted or contemplated by this Agreement, the Company's business shall be conducted only in the ordinary course of business consistent with past practice, and the Shareholder shall cause the Company to comply with the following covenants:

          (a) ARTICLES OF INCORPORATION; BYLAWS. The Company shall not make any material change to its Charter Documents.

          (b) RELATIONS WITH SUPPLIERS, CUSTOMERS, ETC. The Company will use commercially reasonable efforts to preserve its relationships with its material suppliers, customers and others having material business dealings with it and shall not change or modify or commit to change or modify any terms offered to customers.

          c) INCURRENCE OF DEBT. The Company will not voluntarily incur or assume, whether directly or by way of guaranty or otherwise, any material obligation or liability, except obligations and liabilities incurred in the ordinary course of business, consistent with past practice.

          (d) LIENS. The Company will not mortgage, pledge, encumber, create or allow any Liens not existing on the date hereof upon any of its properties or assets, tangible or intangible, except Liens created in the ordinary course of business, consistent with past practice.

          (e) DISPOSITION OF ASSETS. The Company will not sell, transfer or otherwise dispose of any of its assets, except in the ordinary course of business, consistent with past practice or as otherwise provided in this Agreement. The Company will not cancel or forgive any debts or claims except or in the ordinary course of business, consistent with past practice, except as otherwise provided in this Agreement.

          (f) MATERIAL TRANSACTIONS. The Company will not enter into any other agreement, course of action or transaction material to it, except in the ordinary course of business, consistent with past practice.

          (g) STOCK ISSUANCE: REDEMPTIONS: REORGANIZATIONS. The Company shall not (i) issue, grant or dispose of, or make any agreement, arrangement or commitment obligating the Company to issue, grant or dispose of any capital shares or other securities of the Company, (ii) redeem or acquire, or make any agreement, arrangement or commitment obligating the Company to redeem or acquire, any shares of capital stock or other securities of the Company, or (iii) authorize or effect or make any agreement, arrangement or commitment obligating the Company to effect, any reorganization, recapitalization or split-up of such capital stock of the Company.

     4.2 INVESTIGATIONS. The Company shall provide Buyer and its representatives and agents such access to the books and records of the Company and furnish to Buyer such financial and operating data and other information with respect to the businesses and properties of the Company as it may reasonably request from time to time, and permit Buyer and its representatives and agents to make such inspections of the Company's real and personal properties as they may reasonably request. The Shareholder shall promptly arrange for Buyer and its representatives and agents to meet with such directors, officers, employees and agents of the Company as reasonably requested.

     4.3 RECORDS PERTAINING TO THE COMPANY

          (a) TURNOVER OF RECORDS. At the Closing, the Shareholder will deliver or cause to be delivered to the Company any and all records applicable to the Company (i) in the possession of the Shareholder, and (ii) of which the Company does not already have copies.

     (b) ACCESS TO RECORDS. The Shareholder shall allow Buyer and its representatives access to all business records and files of the Shareholder that pertain in part to the Company, during normal working hours at the principal place(s) of business of the Shareholder, or at any location where such records are stored, and the Company shall have the right, at its own expense, to make copies of any such records and files.

     (c) ASSISTANCE WITH RECORDS. From and after the Closing Date, the Shareholder shall make available to Buyer, upon written request, to the extent reasonably available (i) personnel of the Shareholder to assist Buyer in locating and obtaining records and files maintained by the Shareholder, and (ii) any personnel of Shareholder, whose assistance or participation is reasonably required by Buyer in anticipation of, or preparation for, any existing or future third party actions, Tax or other matters in which the Company or any of its past, present or future Affiliates is involved and which relate to the business of the Company.


     (d) RECORDS PRIOR TO CLOSING. Commencing on the effective date of this Agreement, Shareholder shall provide Buyer with all current records in electronic or other form appropriate for loading into Buyer's system and Buyer's personnel shall, at Buyer's cost and expense, be permitted to assist the Company in the servicing of its assets and accounts for purposes of familiarization and transition. Such records shall be held in strict confidence and shall be promptly returned to Shareholder or the Company in the event this Agreement is terminated prior to Closing for any reason.


4.4   PREPARATION AND FILING OF TAX RETURNS.

     (a) Shareholder shall prepare or cause to be prepared and file or cause to be filed all federal and state income Tax returns for all taxable periods of the Company ending on or prior to the Closing Date. Such Tax returns shall be prepared on a basis consistent with past practice. Shareholder shall be responsible for the payment of all taxes attributable to such Tax returns. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax returns of the Company for taxable periods which begin before the Closing Date and end after the Closing Date. The Buyer shall be responsible for the payment of all amounts due on such Tax returns. Shareholder shall pay Buyer within thirty (30) days after the date on which Taxes are paid, with respect to such periods, an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for tax liability set forth on the Financial Statements. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax returns of the Company for taxable periods which begin on or after the Closing Date. Buyer shall be responsible for the payment of all amounts due on such Tax returns. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (x)
     in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practice of the Company. Shareholder and Buyer shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax returns pursuant to this Section.

          (b) The Shareholder shall have responsibility for the conduct of any audit of the Company for any taxable period ending on or prior to the Closing Date; PROVIDED, HOWEVER, that in the event that the Shareholder receives notice of a claim from the IRS or any other taxing authority the Shareholder shall promptly, but in any event within five
     (5) business days, notify Buyer of such claim and of any action taken or proposed to be taken. In the event Buyer wishes to participate in such audit it may do so at its own cost and expense. Notwithstanding any indication in this Agreement to the contrary, the Shareholder shall not agree to an adjustment in a federal or state income tax audit, appeals procedure or judicial proceeding that will adversely impact the Company in tax periods after the Closing Date without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

          (c) All tax attributes of the Company as of the Closing Date computed on a separate company basis shall remain with the Company after the Closing.

          (d) Unless provided for in the Final Balance Sheet, any Tax refunds, that are received by Buyer or Company, and any amounts credited against Tax to which Buyer or Company become entitled, that relate to tax periods or portions thereof ending on or before the Closing Date shall be for the account of Shareholder, without setoff, counterclaim, or right of recoupment, and Buyer shall pay over to Shareholder any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto.

     4.5 1940 ACT APPLICATION.

     Shareholder shall prepare or cause to be prepared and file or cause to be filed with the Securities and Exchange Commission on behalf of the Company, and such other applicants as are necessary or appropriate, an application for an order issued pursuant to Section 28(c) of the 1940 Act permitting the Company, or any successor company, to engage the services of such custodians as the Company may select, in addition to its current custodian, subject to their respective qualification as required by Section 28(c).

     4.6 POST CLOSING CAPITALIZATION.
     Buyer covenants and agrees that, immediately following the Closing, Buyer shall contribute sufficient capital to Company to cause Company to comply with any and all applicable laws, rules and regulations.

                                   ARTICLE V
                                   ---------
                       CONDITIONS TO OBLIGATIONS OF BUYER

     The obligation of Buyer to purchase the Company Shares, and to cause the other transactions contemplated hereby to occur at the Closing, shall be subject to the satisfaction of each of the following conditions at or prior to the Closing:

     5.1 REPRESENTATIONS AND WARRANTIES. Each representation and warranty of the Company and the Shareholder contained in this Agreement and in any Schedule or other disclosure in writing from the Company or the Shareholder shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing Date.

     5.2 COVENANTS OF THE SHAREHOLDER AND THE COMPANY. All of the terms, covenants, conditions and agreements herein on the part of the Shareholder and the Company to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

     5.3 CERTIFICATE OF THE COMPANY AND THE SHAREHOLDER. There shall be delivered to Buyer a certificate dated the Closing Date and signed by an officer of the Company and by the Shareholder to the effect set forth in SECTIONS 5.1 and 5.2, which certificate shall have the effect of a representation and warranty made by the Company and the Shareholder on and as of the Closing Date.

     5.4 ABSENCE OF LITIGATION. No inquiry, action, suit or proceeding shall have been asserted, threatened or instituted (i) in which it is sought to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof, (ii) which could, if adversely determined, have a material adverse effect on the Company or (iii) as a result of which, in the reasonable judgment of Buyer, Buyer would be deprived of the material benefits of the ownership of the Company Shares.


     5.5 CONSENTS AND APPROVALS. All material authorizations, consents, approvals, waivers and releases, if any, necessary for the Shareholder and the Company to consummate the transactions contemplated hereby shall have been obtained and copies thereof shall be delivered to Buyer. The

Section 363/365 Order shall have been entered in substantially the form attached hereto.

     5.6 CERTIFICATES. The Company and the Shareholder shall have delivered to Buyer (i) certificates of the appropriate governmental authorities, dated as of a date not more than twenty (20) days prior to the Closing Date, attesting to the existence and good standing of the Company in the State of Minnesota and qualification as a foreign corporation in the state of Kentucky; (ii) a copy, certified by the Secretary of State of the State of Minnesota as of a date not more than twenty (20) days prior to the Closing Date, of the Articles of Incorporation and all amendments thereto of the Company; (iii) a copy certified by the Secretary of the Company, dated the Closing Date, of the Bylaws of the Company; and (iv) certificates, dated the Closing Date, of the Secretary of the Company, relating to the incumbency and corporate proceedings in connection with the consummation of the transactions contemplated hereby.

     5.7 [RESERVED]


     5.8 ACCOUNT VALUE. The Account Value of the face amount certificates of the Company shall not be less than $28,000,000.00. If the Account Value is less than $28,000,000 but $26,000,000 or more, the Purchase Price shall be reduced by $50,000. If the Account Value is less than $26,000,000 but $24,000,000 or more, the Purchase Price shall be reduced by another $50,000. If the Account Value is less than $24,000,000 but $22,000,000 or more, the Purchase Price shall be reduced by another $50,000. If the Account Value is less than $22,000,000 Buyer shall have the option either to proceed to Closing and receive another $50,000 reduction of the Purchase Price, or to terminate this Agreement by delivery of written notice of termination to the Shareholder and the Company, whereupon this Agreement shall become null and void, Buyer shall become entitled to a refund of the Deposit and all parties shall be relieved of all obligations hereunder.

     5.9 ESCROW AGREEMENT. The Shareholder shall have executed and delivered an escrow agreement (the "Escrow Agreement") in the form of EXHIBIT B hereto to be by and among Buyer, the Shareholder and the escrow agent (the "Escrow Agent") and the Escrow Consideration shall have been paid to Escrow Agent to be held as security for the post closing obligations and liabilities of Shareholder under this Agreement.

     5.10 SHAREHOLDER'S RELEASE. The Shareholder shall have executed and delivered to Buyer immediately prior to the Closing Date an instrument dated the Closing Date in the form of EXHIBIT "C" hereto (the "Shareholder's Release") releasing the Company from any and all claims of the Shareholder against the Company and obligations of the Company to the Shareholder.

     5.11 OPINION OF COUNSEL. Buyer shall have received an opinion of counsel to the Shareholder and the Company, dated the Closing Date substantially in the form attached hereto as EXHIBIT "E". (the "Legal Opinion").

     5.12 [RESERVED]

     5.13 NO TRANSFERS TO AFFILIATES. Except as otherwise expressly contemplated by this Agreement, the Company shall not have distributed or transferred any of its assets or properties, or made any payments, to or for the benefit of any of its affiliates.

     5.14 [RESERVED]

     5.15 No condition shall exist that was not disclosed in writing to Buyer prior to the date hereof that would have a material adverse effect on the business of the Company.

     5.15 NONCOMPETITION AGREEMENT. The Shareholder shall have executed and delivered to Buyer a noncompetition agreement in the form attached hereto as Exhibit "D" (The "Noncompetition Agreement").

     5.16 TERMINATION OF RELATED PARTY AGREEMENTS. All existing agreements between the Company and the Shareholder and all existing bonus and incentive plans and arrangements of the Company shall have been canceled or terminated.

     5.17 STOCK CERTIFICATES. the Shareholder shall have tendered certificates representing the Company Shares, duly endorsed in blank or accompanied by appropriate stock powers, in proper form for transfer, with all transfer taxes paid.

     5.18 RESIGNATIONS OF DIRECTORS AND OFFICERS. Buyer shall have received the resignations of each of the directors and officers of the Company, effective as of the Closing.

                                  ARTICLE VI.

                  CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDER

     The obligations of the Shareholder to sell the Company Shares and to cause the other transactions contemplated hereby to occur at the Closing shall be subject, except as the Shareholder may waive in writing, to the satisfaction of each of the following conditions at or prior to the Closing:

     6.1 REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Buyer contained in this Agreement and in any Schedule or other disclosure in writing from Buyer shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date.

     6.2 COVENANTS OF BUYER. All of the terms, covenants, conditions and agreements herein on the part of Buyer to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

     6.3 ABSENCE OF LITIGATION. No inquiry, action, suit or proceeding shall have been asserted, threatened or instituted in which it is sought to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof.

     6.4 CERTIFICATES. Buyer shall have delivered to the Shareholder (i) a certificate of the appropriate governmental authority, dated as of a date not more than twenty (20) days prior to the Closing Date, attesting to the existence and good standing of Buyer in the State of Maryland; (ii) copies, certified by the Secretary of the State of its incorporation as of a date not more than twenty (20) days prior to the Closing Date, of the articles of incorporation and all amendments thereto of Buyer; (iii) copies, certified by the Secretary of Buyer, dated the Closing Date, of the bylaws of Buyer; and
(iv) certificates, dated the Closing Date, of the Secretary of Buyer relating to the incumbency and corporate proceedings in connection with the consummation of the transactions contemplated hereby.

     6.5 TRANSFER OF FUNDS. Buyer shall have delivered to Shareholder and Escrow Agent the amounts of cash set forth in SECTION 7.3 to be delivered at Closing.

     6.6 CERTIFICATE OF BUYER. There shall be delivered to Shareholder a certificate dated as of the Closing Date and signed by an officer of Buyer to the effect set forth in SECTIONS 6.1 and 6.2 which certificate shall have the effect of a representation and warranty made by Buyer on and as of the Closing Date.

     6.7 ENTRY OF THE SECTION 363/365 ORDER. The Bankruptcy Court shall have entered the Section 363/365 Order.

     6.8 DIVIDEND. The Dividend shall have been received by the Shareholder.

                                  ARTICLE VII.
                                     CLOSING

     7.1 CLOSING. Unless this Agreement is first terminated as provided in
SECTION 8.1, and subject to the satisfaction or waiver of all the conditions set forth in ARTICLES V and VI, the closing of the transactions contemplated hereby (The "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, in New York, New York, or by telecopy with originals of all materials to follow upon the agreement of the parties, or such other place as is agreed to by Buyer and Shareholder, on April 15, 2000 (but effective for accounting purposes as of March 31,2000), or such other date (and effective date) as the parties may agree upon in writing (the "Closing Date").

     7.2 DELIVERY OF THE COMPANY SHARES. At the Closing, Shareholder shall deliver or cause to be delivered to Buyer the stock certificate(s) evidencing all of the Company Shares owned by Shareholder, duly endorsed or accompanied by duly executed stock powers assigning the Company Shares to Buyer and otherwise in good form for transfer.

     7.3 PAYMENT OF CASH TO SHAREHOLDER AND ESCROW AGENT. At the Closing, Buyer shall deliver, by wire transfer of immediately available funds, to (i) Escrow Agent, under the Escrow Agreement referred to in Section 5.9 and attached hereto as EXHIBIT B, the Escrow Consideration; and (ii) to Shareholder, Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00).

                                 ARTICLE VIII.

                          TERMINATION PRIOR TO CLOSING

     8.1  TERMINATION.

          (a) This Agreement may be terminated and abandoned at any time prior to the Closing:

               (i) By the written mutual consent of Buyer and Shareholder;

               (ii) By Buyer on the Closing Date if any of the conditions set forth in ARTICLE V shall not have been fulfilled on or prior to the Closing Date;

               (iii) By Shareholder on the Closing Date if any of the conditions set forth in ARTICLE VI shall not have been fulfilled on or prior to the Closing Date;

          (b) Any termination pursuant to this Article VIII shall be without prejudice to the terminating party's rights and remedies under this Agreement by reason of any violation of this Agreement occurring prior to such termination. Notwithstanding the foregoing, it is expressly agreed that Buyer's sole remedy for any breach by Company or Shareholder of this Agreement, or any of the representations or warranties contained herein, shall be collection against the Escrow Consideration. Once the Escrow Consideration is depleted, Buyer shall have no other remedy, at equity or law, against Shareholder and/or the Company, and Shareholder and the Company shall each be deemed to be released from any and all further claims by Buyer. In the event of a termination pursuant to this Article VIII, each party shall bear its own costs and expenses incurred with respect to the transactions contemplated hereby. In the event Buyer terminates or materially violates this Agreement, Shareholder shall be entitled to the damages set forth in SECTION 10.13 below.


                                 ARTICLE IX.

                                INDEMNIFICATION

     9.1  BUYER'S LOSSES.

          (a) Shareholder agrees to indemnify and hold harmless Buyer and its directors, officers, employees, representatives, agents and attorneys from, against and in respect of any and all Buyer's Losses (as defined below) suffered, sustained, incurred or required to be paid by any of them by reason of (i) except as set forth in Section 10.10, any material liability arising from or based upon the operation of the Company through the Closing Date; (ii) any material failure by the Shareholder to observe or perform its covenants and agreements set forth in this Agreement or in any other agreement or document executed by it in connection with the transactions contemplated hereby; or
          (iii) any material liability arising from or based upon the engagement by the Company or the Shareholder of any broker or agent.

          (b) "Buyer's Losses" shall mean all damages (including, without limitation, amounts paid in settlement with the Shareholder's consent, which consent may not be unreasonably withheld), losses, obligations, liabilities, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees), penalties, fines, interest and monetary sanctions, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and Agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce the rights of Buyer or such other persons to indemnification hereunder.

     9.2  SHAREHOLDER LOSSES.

          (a) Buyer agrees to indemnify and hold harmless the Shareholder and its directors, officers, employees, representatives, agents and attorneys, from, against and in respect of any and all Shareholder Losses (as defined below) suffered, sustained, incurred or required to be paid by Shareholder by reason of (i) except as set forth in Section 10.10, any material failure by Buyer to observe or perform its covenants and agreements set forth in this Agreement or any other agreement or document executed by it in connection with the transactions contemplated hereby; (ii) any material liability for claims arising from or based upon the operation of the Company subsequent to the Closing Date; or (iii) any material liability arising from or based on the engagement by Buyer of any broker or agent.

          (b) "Shareholder Losses" shall mean all damages (including, without limitation, amounts paid in settlement with the consent of Buyer, which consent may not be unreasonably withheld), losses, obligations, liabilities, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees), penalties, fines, interest and monetary sanctions, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and Agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce the right of the Shareholder or such other persons to indemnification hereunder.

     9.3  (RESERVED]

     9.4 NOTICE OF LOSS. Except to the extent set forth in the next sentence, a party to the Agreement will not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a notice setting forth in reasonable detail the breach or other matter which is asserted has been given by the party seeking indemnification (the "Indemnified Party") to the indemnifying party (the "Indemnifying Party") and, in addition, if such matter arises out of a suit, action, investigation, proceeding or claim, such notice is given promptly, but in any event within thirty (30) days after the Indemnified Party is given notice of the claim or the commencement of the suit, action, investigation or proceeding. Notwithstanding the preceding sentence, failure of the Indemnified Party to give notice hereunder shall not release the Indemnifying Party from its obligations under this ARTICLE IX except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice.

     9.5 RIGHT TO DEFEND. Upon receipt of notice of any suit, action, investigation, claim or proceeding for which indemnification might be claimed by an Indemnified Party, the Indemnified Party shall have the option of electing to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, with the costs and expenses of such defense to be borne by the Indemnifying Party, and the Indemnifying Party must cooperate in any such defense or other action. The Indemnifying Party shall have the right, but not the obligation, to participate at its own expense in a defense thereof by counsel of its own choosing, but the Indemnified Party shall be entitled to control the defense unless otherwise determined by the Indemnified Party or if the Indemnified Party fails to assume defense of the matter. In the event the Indemnified Party shall fail to defend, contest or otherwise protect in a timely manner against any such suit, action, investigation, claim or proceeding, the Indemnifying Party shall defend, contest or otherwise protect against the same and make any compromise or settlement thereof, and shall pay all costs thereof, including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof; provided, however, that the Indemnifying Party must send a written notice to the Indemnified Party of any such proposed settlement or compromise, which settlement or compromise the Indemnified Party may reject, in its reasonable judgment, within thirty (30) days of receipt of such notice. Failure to reject such notice within such thirty (30) day period shall be deemed an acceptance of such settlement or compromise. The Indemnified Party shall have the right to effect a settlement or compromise over the objection of the Indemnifying Party; provided, that if the Indemnifying Party has assumed the defense from the Indemnified Party upon the election of the Indemnified Party, the Indemnified Party waives any right to indemnity therefor. If the Indemnifying Party undertakes the defense of such matters upon the election of the Indemnified Party, the Indemnified Party shall not, so long as the Indemnifying Party does not abandon the defense thereof, be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party.

     9.6 COOPERATION. Each of Buyer, Shareholder and the Company, and each of their affiliates, successors and assigns, shall cooperate, to the extent possible, with each other in the defense of any suit, action, investigation, proceeding or claim by a third party and, during normal business hours, shall afford each other, to the extent possible, reasonable access to their books and records and employees relating to such suit, action, investigation, proceeding or claim and shall furnish each other all such further information that they have the right and power to furnish as may reasonably be necessary to defend such suit, action, investigation, proceeding or claim.

     9.7 COLLECTION OF DAMAGES BY BUYER. Notwithstanding anything contained herein to the contrary, it is expressly agreed that Buyer's sole remedy pursuant to this Agreement shall be collection against the Escrow Consideration. Once the Escrow Consideration is depleted, Buyer shall have no other remedy, at equity or law, against Shareholder, and Shareholder shall be deemed to be released from any and all further claims by Buyer.


                                   ARTICLE X.

                                  MISCELLANEOUS

     10.1 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any representations or warranties not set forth herein.

     10.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto (by operation of law or otherwise) without the prior written consent of all other parties hereto.

     10.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     10.4 HEADINGS. The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     10.5 CONSTRUCTION. As used in this Agreement, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or other subdivision.

     10.6 MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by Buyer, the Company and the Shareholder. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver or any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     10.7 SCHEDULES, ETC. All exhibits and schedules annexed hereto are expressly made a part of this Agreement as though fully set forth herein.

     10.8 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by (a) depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt request, (b) delivering the same in person to an officer or attorney of such party, (c) telecopying the same with electronic confirmation of receipt.

                         (i)   If to Buyer, addressed to:

                         1st Atlantic Guaranty Corporation

                         7920 Norfolk Avenue 11th Floor

                         Bethesda MD 20814

                         ATTENTION: John J. Lawbaugh

                         (ii)   If to the Shareholder, addressed to:

                         ARM Financial Group., Inc.
                         515 West Market Street
                         Louisville, KY 40202

                           ATTENTION: General Counsel



     With copy to:

                           Walker, Truesdell, Radick & Associates
                           380 Lexington Avenue Suite 1514
                           New York, New York 10168
                           ATTENTION: Hobart G. Truesdell

                           or to such other address or counsel as any party
hereto shall specify pursuant to this Section from time to time.

     10.9 GOVERNING LAW: CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO EXPRESSLY CONSENT AND AGREE THAT ANY DISPUTE, CONTROVERSY, LEGAL ACTION OR OTHER PROCEEDING THAT ARISES UNDER, RESULTS FROM, CONCERNS OR RELATES TO THIS AGREEMENT SHALL BE BROUGHT IN THE FEDERAL AND STATE COURTS IN AND OF THE STATE OF NEW YORK AND ACKNOWLEDGE THAT THEY WILL ACCEPT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL OR THE EQUIVALENT DIRECTED TO THEIR LAST KNOWN ADDRESS AS DETERMINED BY THE OTHER PARTY IN ACCORDANCE WITH THIS AGREEMENT OR BY WHATEVER OTHER MEANS ARE PERMITTED BY SUCH COURTS.

     10.10 TERMINATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall terminate at and as of the Closing.

     10.11 EXPENSES. the Company and the Shareholder, on the one hand, and Buyer, on the other hand, shall be solely responsible for their respective costs and expenses incurred in connection with the transactions contemplated hereby.

     10.12 NUMBER AND GENDER OF WORDS. Whenever the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

     10.13 LIQUIDATED DAMAGES. In the event Buyer fails to close as required hereunder, the sole remedy of Seller and the Company shall be forfeiture of the Deposit as fixed and liquidated damages.

     10.14 FURTHER ASSURANCES. From time to time after the Closing, at the request of any other party but at the expense of the requesting party, Buyer, the Company or the Shareholder, as the case may be, will execute and deliver any such other instruments of conveyance, assignment and transfer, and take such other action as the other party may reasonably request in order to consummate or evidence the transactions contemplated hereby.

     10.15 BROKERS AND AGENTS. Each party represents and warrants that it has employed no broker or agent in connection with this transaction and agrees to indemnify and hold harmless the other parties against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

                                   ARTICLE XI
                               BANKRUPTCY APPROVAL

     Shareholder has filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware IN RE: ARM FINANCIAL GROUP, INC. Case No. 99-4430 (Judge Walsh) (the "Bankruptcy Proceeding"). Shareholder shall seek to have the transactions contemplated hereby approved by the Bankruptcy Court. If for any reason such approval has not been obtained by May 31, 2000, Buyer may terminate this Agreement by delivery of written notice of termination whereupon Buyer shall be entitled to a refund of the Deposit and this Agreement shall become null and void. Buyer acknowledges and agrees that Shareholder is required to and shall seek higher or better offers for the Common Shares until such time as the
Section 363/365 Order is entered.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

     BUYER:

     1ST ATLANTIC GUARANTY CORPORATION


     By: /s/John Lawbaugh
        --------------------------

     COMPANY:

     SBM CERTIFICATE COMPANY

     By: /s/Kevin L. Howard, Secretary
        --------------------------------

     SHAREHOLDER:

     ARM FINANCIAL GROUP, INC.


     By: /s/Barry Radick
        --------------------------
        Walker, Truesdell, Radick and Associates, Inc.
        Restructuring Agent


                         LIST OF SCHEDULES AND EXHIBITS

EXHIBIT A Form of Section 363/365 Order of Bankruptcy Court

EXHIBIT B Escrow Agreement

EXHIBIT C Form of Shareholder Release

EXHIBIT D Form of Non Competition Agreement

EXHIBIT E Form of Legal Opinion


                                   SCHEDULES
                                   ---------

1.1(a) Securities

2.2    Existence and Good Standing

2.5    Financial Statements

2.7    Tax Matters

2.10   Contracts

2.12   Consents

2.13   Litigation

2.17   Officers and Directors

2.18   Bank Accounts

3.4    Buyer Financial Statements